Exhibit 32.1

Certification pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to

Sec. 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Cedar Fair, L.P. (the "Partnership") for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Partnership certifies, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Dated: March 16, 2005

/s/ Richard L. Kinzel
Richard L. Kinzel
Chairman, President and Chief Executive Officer

/s/ Bruce A. Jackson
Bruce A. Jackson
Corporate Vice President - Finance and Chief Financial Officer